                         WHEELING-PITTSBURGH CORPORATION
                              110 East 59th Street
                            New York, New York 10022





                                                   July 29, 1993



To:      WPN Corp.
         217 Stonehill Road
         Pound Ridge, NY 10576

                  We are pleased to inform you that on July 29, 1993 the Board of Directors of Wheeling-Pittsburgh Corporation (the "Company") granted you, subject to stockholder approval of the grant within one (1) year of July 29, 1993, non-qualified stock options, to purchase 600,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, at a price of $10.875 per Share.

                  No part of the option is currently exercisable. The option may first be exercised with respect to 33.33% of the Shares at any time on or after the date of shareholder approval of this option grant which is expected to be no later than the next annual meeting of stockholders to be held in 1994 (the "Approval Date"). The option may be exercised with respect to an additional 33.33% of the Shares at any time on or after the 1995 anniversary of the Approval Date. The option may be exercised with respect to the remaining 33.34% of the Shares at any time on or after the 1996 anniversary of the Approval Date. You must purchase a minimum of 50 Shares or more (but not fractional shares) each time you choose to purchase Shares, except to purchase the remaining Shares available to you.

                  This option, to the extent not previously exercised, will expire on April 29, 2003.

                  Unless at the time of the exercise of this option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to this option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

                  You understand and acknowledge that, under existing law, unless at the time of the exercise of this option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of this option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

                  This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or, at the discretion of the Stock Option Committee, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

                  Would you kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                            Very truly yours,

                                            WHEELING-PITTSBURGH CORPORATION


                                            By: /s/ Francis P. Massco
                                               ---------------------------------
                                               Francis P. Massco, Vice President

AGREED TO AND ACCEPTED:

WPN CORP.

/s/ Ronald LaBow
----------------
Ronald LaBow

                                    EXHIBIT A
                                    ---------


Wheeling-Pittsburgh Corporation
110 East 59th Street
New York, New York  10022

Gentlemen:

                  Notice is hereby given of my election to purchase ______ shares of Common Stock, $.01 par value (the "Shares"), of Wheeling-Pittsburgh Corporation at a price of $10.875 per Share, pursuant to the provisions of the option granted to me on July 29, 1993. Enclosed in payment for the Shares is:

                  / /      my check in the amount of $________.

                 */ /      __________________   Shares   having  a  total  value
                           $______________,   such  value  being  based  on  the
                           closing price(s) of the Shares on the date hereof.

                  The following information is supplied for use in issuing and registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations               ___________________

                  Name                               ___________________

                  Address                            ___________________

                                                     -------------------

                                                     -------------------

                  Social Security Number             ___________________


Dated:            _______________, 19__

                                                     Very truly yours,


                                                     --------------------------

*Subject to the approval of the
 Stock Option Committee